As filed with the Securities and Exchange Commission on April 12, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CVR PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	56-2677689
(State or other	(I.R.S. Employer
jurisdiction of	Identification
incorporation or	Number)
organization)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
Tel: (281) 207-3200
(Address, including Zip Code, and telephone number, including area code, of registrant’s principal executive offices)
CVR PARTNERS, LP LONG-TERM INCENTIVE PLAN
(Full title of the plan)

John J. Lipinski
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(281) 207-3200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
Title of securities	Amount to be	offering price	aggregate	Amount of
to be registered	registered (1)	per unit (2)	offering price	registration fee
Common Units, representing limited partnership interests (“Common Units”)	5,000,000	$17.73	$88,650,000	$10,293

(1)	Includes such additional number of Common Units as may be required in the event of a stock split, stock dividend or similar transaction in accordance with Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act. The price for the Common Units being registered on this Registration Statement is based on the average of the high and low prices of Common Units as reported by the New York Stock Exchange on April 8, 2011.
PART I
     The documents containing information specified in Part I of Form S-8 will be sent or given to participants in the CVR Partners, LP Long-Term Incentive Plan (the “Plan”) as specified in Rule 428(b)(1) promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act. Such documents are not required to be filed with the SEC but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.
     References to “us,” “our,” “we” and “the Registrant” shall mean CVR Partners, LP, a Delaware limited partnership
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference
     The SEC allows us to “incorporate by reference” information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the SEC will automatically update this Registration Statement. We incorporate by reference the documents listed below:
a.	The Registrant’s prospectus (File No. 333-171270) dated April 7, 2011, which was filed on April 11, 2011 pursuant to Rule 424(b) of the Securities Act and which contains the Registrant’s audited financial statements for the fiscal year ended December 31, 2010; and

b.	The Registrant’s registration statement on Form 8-A (File No. 001-35120), filed on April 4, 2011, pursuant to Section 12(b) of the Exchange Act.
     In addition, any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.
     Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities
     Not applicable.

Item 5.	Interests of Named Experts and Counsel
     Not applicable.

Item 6.	Indemnification of Directors and Officers
     Subject to such standards and restrictions, if any, as are set forth in the Second Amended and Restated Agreement of Limited Partnership of CVR Partners, LP (the “Partnership Agreement”), Section 17-180 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.
     Subject to certain exceptions, the Partnership Agreement provides that the Registrant will indemnify the following persons, to the fullest extent permitted by law, from any and all losses, claims, damages, liabilities, joint or several expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any such person may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an indemnitee and acting (or refraining to act) in such capacity on behalf of or for the benefit of the Registrant:
•	The general partner of the Registrant, or any person that controls the general partner;

•	Any Departing General Partner of the Registrant (as defined therein);

•	Any person who is or was a director, officer, fiduciary, trustee, manager or managing member of any Group Member (as defined therein), the general partner or any Department General Partners (as defined therein);

•	Any person who is or was a manager, managing member, director, officer, employee, agent, fiduciary or trustee of any Group Member, a general partner, any Departing General Partner or any of their respective affiliates;

•	Any person who is or was serving at the request of the general partner or any Departing General Partner as a director, officer, fiduciary, trustee, manager or managing member of another Person owing a fiduciary duty to any Group Member; provided that a person shall not be an indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; and

•	Any person designated by the Registrant.
     Notwithstanding the foregoing, the Registrant shall not indemnify any person if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such person acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that such person’s conduct was unlawful.

     Any indemnification under these provisions of the Partnership Agreement will only be out of the assets of the Registrant, it being agreed that the general partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.
     The Partnership Agreement provides further that, to the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an indemnitee in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Registrant prior to a determination that the indemnitee is not entitled to be indemnified upon receipt by the Registrant of any undertaking by or on behalf of the indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in the Partnership Agreement.
     In addition, the Partnership Agreement authorizes the Registrant to purchase and maintain (or to reimburse its general partner or its affiliates for the costs of) insurance against liabilities that may be asserted against, or expenses that may be incurred by, the Registrant’s general partner, its affiliates, any of the above indemnitees and such other persons as the Registrant’s general partner determines in connection with the Registrant’s activities or such person’s activities on behalf of the Registrant, whether or not the Registrant would have the power to indemnify such person against such liability under provisions described in the Partnership Agreement.
     Each member of the general partner’s board of directors has also entered into a director indemnification agreement with the Partnership that provides for the indemnification of the director in certain circumstances.

Item 7.	Exemption from Registration Claimed
     Not applicable.

Item 8.	Exhibits

Exhibit No.		Description of Exhibit

4.1	*	Amended and Restated Certificate of Limited Partnership of CVR Partners, LP dated April 8, 2011.

4.2
Second Amended and Restated Agreement of Limited Partnership of CVR Partners, LP (incorporated by reference to Appendix A to Amendment No. 4 of our Registration Statement on Form S-1 (File No. 333-171270) filed on March 31, 2011.

5.1	*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding the legality of the securities being registered.

10.1	*	CVR Partners, LP Long-Term Incentive Plan.

23.1	*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

24.1	*	Power of Attorney (included on the signature page included in this Part II).

*	filed herewith

Item 9.	Undertakings
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act to any purchaser:
     (i) If the Registrant is relying on Rule 430B of the Securities Act:
A. Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sugar Land, State of Texas, on April 12, 2011.

CVR PARTNERS, LP
By:	CVR GP, LP, its general partner

By:	/s/ John J. Lipinski
John J. Lipinski
Chairman of the Board of Directors, Chief Executive Officer and President

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each director of CVR GP, LP whose signature appears below constitutes and appoints John J. Lipinski, Edward A Morgan and Edmund S. Gross and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to this Registration Statement, including post-effective amendments, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John J. Lipinski John J. Lipinski	Chairman of the Board of Directors, Chief Executive Officer and President of CVR GP, LLC (Principal Executive Officer)	April 12, 2011

/s/ Edward A. Morgan Edward A. Morgan	Chief Financial Officer and Treasurer of CVR GP, LLC (Principal Financial and Accounting Officer)	April 12, 2011

/s/ Donna R. Ecton	Director of CVR GP, LLC	April 12, 2011
Donna R. Ecton

/s/ Scott L. Lebovitz	Director of CVR GP, LLC	April 12, 2011
Scott L. Lebovitz

/s/ George E. Matelich	Director of CVR GP, LLC	April 12, 2011
George E. Matelich

Signature	Title	Date
/s/ Frank M. Muller, Jr.	Director of CVR GP, LLC	April 12, 2011
Frank M. Muller, Jr.

/s/ Stanley de J. Osborne	Director of CVR GP, LLC	April 12, 2011
Stanley de J. Osborne

/s/ John K. Rowan	Director of CVR GP, LLC	April 12, 2011
John K. Rowan

Index to Exhibits

Exhibit No.		Description of Exhibit
4.1	*	Amended and Restated Certificate of Limited Partnership of CVR Partners, LP dated April 8, 2011.

4.2
Second Amended and Restated Agreement of Limited Partnership of CVR Partners, LP (incorporated by reference to Appendix A to Amendment No. 4 of our Registration Statement on Form S-1 (File No. 333-171270)) filed on March 31, 2011.

5.1	*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding the legality of the securities being registered.

10.1	*	CVR Partners, LP Long-Term Incentive Plan.

23.1	*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

24.1	*	Power of Attorney (included on the signature page included in this Part II).

*	filed herewith